Stillwater Mining Company Completes Acquisition of Marathon PGM Corporation

BILLINGS, MT and TORONTO -- (Marketwire - November 30, 2010) - Stillwater Mining Company (NYSE: SWC) ("Stillwater") and Marathon PGM Corporation (TSX: MAR) ("Marathon PGM") jointly announced today the completion of the acquisition of Marathon PGM by Stillwater.

As a result, Stillwater acquired all outstanding shares of Marathon PGM pursuant to a plan of arrangement under the Canada Business Corporations Act. The transaction was previously overwhelmingly approved by 99.98% of the Marathon PGM shareholders who voted in respect of the arrangement, was subsequently approved by the Ontario Superior Court of Justice and then received ministerial approval under the Investment Canada Act.

Effective today, each common share of Marathon PGM has been exchanged for 0.112 common shares of Stillwater, C$1.775 cash and 0.5 common shares of Marathon Gold Corporation (TSX: MOZ) which will start trading at the opening of trading on December 3, 2010. Registered shareholders should follow the instructions in Marathon PGM's information circular dated October 15, 2010 in order to obtain the cash and the certificates representing the shares. The common shares of Marathon PGM will be delisted from the Toronto Stock Exchange at the close of trading on December 2, 2010.

Commenting upon completion of the acquisition, Frank McAllister, Stillwater's Chairman and Chief Executive Officer, noted, "The Marathon PGM/Copper Project will ensure Stillwater remains North America's leading PGM producer. Further, we have long recognized geographical and commodity diversification as important to our growth. The Project's location in Northwest Ontario, Canada and its copper resources fit nicely into this strategy."

McAllister continued, "With the transaction complete we look forward to working with the communities in and around Marathon, Ontario and with governmental authorities in moving the Project forward through environmental permitting to subsequent engineering and project development."

"We have achieved our biggest milestone to date with the closing of this transaction. Marathon's team has worked diligently over the years and it has benefitted all of our employees and shareholders. Every person involved with the project directly contributed to its success. We are at an exciting time as we look forward to the launching of Marathon Gold and are ready to get to work replicating our success," said Phillip Walford, President and CEO of Marathon PGM.

About Stillwater:

Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of the Republic of South Africa and the Russian Federation. The company's shares are traded on the New York Stock Exchange under the symbol SWC. Information on Stillwater can be found at its website: www.stillwatermining.com.

About Marathon PGM:

In September 2010, Stillwater Mining Company and Marathon PGM announced an acquisition agreement with Stillwater acquiring Marathon's platinum group assets and Marathon spinning out its gold assets to its subsidiary Marathon Gold Corporation. After the spin out, the Valentine Lake Gold Project will be the main focus of resource development while the Finger Pond and Baie Verte Projects will be exploration properties of Marathon Gold. Information on Marathon can be found at its website: www.marathonpgm.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This news release contains certain "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and "forward-looking information" within the meaning of applicable Canadian securities laws. Forward-looking statements and forward-looking information are frequently characterized by words such as "plan," "expect," "project," "intend," "believe," "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Forward-looking statements and forward-looking information in this news release include statements with respect to the completion of the private placement, the completion of the Transaction, the receipt of all necessary regulatory approvals, future production for Stillwater, future production, cash operating costs, and capital expenditures at the Marathon Project and receipt of shareholder and court approvals.

Forward-looking statements are based on certain assumptions, opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking statements. The assumptions include that contracted parties provide goods and/or services on the agreed timeframes, that no labour shortages or delays are incurred, that no material adverse change occurs to either Marathon or Stillwater, that court and that other regulatory approvals are received in a timely manner. Factors that could cause the forward-looking statements and forward-looking information to differ materially in actuality include the failure of contracted parties to perform as contracted and the failure of equipment. The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change. The reader is cautioned not to place undue reliance on forward-looking statements.

Readers are advised that National Instrument 43-101 of the Canadian Securities Administrators requires that each category of mineral reserves and mineral resources be reported separately. Readers should refer to the annual information form of Marathon for the year ended December 31, 2009, and other continuous disclosure documents filed by Marathon since January 1, 2010 available at www.sedar.com for this detailed information, which is subject to the qualifications and notes set forth therein.

Stillwater Investor Relations contact:
Gregory Wing
Tel: +1.406.373.8706
gwing@stillwatermining.com

For more information on Marathon PGM Corp, please contact:
David Leng, P.Geo.
Tel: +1.416.849.3432
Fax: +1.416.861.1925
dleng@marathonpgm.com